SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 14, 2010
Date of Report (date of earliest event reported)

GEOBIO ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1100 Dexter Avenue North, Suite 100
Seattle, WA 98109
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement

Amendment to the Agreement for the Stock Purchase Acquisition of Collins Construction, Inc..

On July 14, 2010, GeoBio Energy, Inc. (“GeoBio”), entered into an amendment to its Stock Purchase Agreement with Collins Construction, Inc. (“Collins”), dated March 30, 2010, previously amended on June 1, 2010 (the “Collins Stock Purchase Agreement”), for the purchase one hundred percent (100%) of the issued and outstanding capital stock of Collins (the “Amendment”).

The closing was originally scheduled to take place on or before June 1, 2010 (the “Closing Date”), with GeoBio having the right and option to extend the Closing Date until July 1, 2010 (the “Extended Closing Date”), in exchange for an additional, non-refundable down payment (the “Down Payment”) of Fifty thousand Dollars ($50,000.00).  Under the June 1, 2010 amendment, GeoBio agreed, in exchange for extending the Closing Date to July 16, 2010, that the Down Payment would be treated as an additional payment of consideration, raising the total purchase price of Collins from (i) Eight million Dollars in cash ($8,000,000.00) and (ii) a Five (5) year, 8% Subordinated Promissory Note in the amount of Two million, five hundred thousand dollars ($2,500,000.00) to (i) Eight million, fifty thousand Dollars in cash ($8,050,000.00) and (ii) a Five (5) year, 8% Subordinated Promissory Note in the amount of $2,500,000.00.

Under the July 14 Amendment, the parties agreed to extend the Closing Date to September 15, 2010.

Collins, based in Colorado, is a civil construction company that primarily constructs sites and platforms for drilling and reclamation of the site locations following the drilling phase, as well as access roads to and from wells, reserve pits and production facility pads, in the Piceance Creek Basin.  Its construction services occur primarily during the site construction and site completion or restoration life cycles of natural gas fields and oil wells.

GeoBio also is currently seeking to acquire New Mexico based, H&M Precision Products, Inc. (“H&M”), as detailed in GeoBio’s Form 8-Ks filed May 27, 2010 and July 1, 2010.  H&M sells proprietary, chemical blends used to maintain, clean and improve the operating efficiency of natural gas and oil wells.  The purchase price is to be determined by the formula of the product of (i) H&M’s twelve (12) month trailing cumulative, “adjusted” earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of the closing date (the “12-Month EBITDA”) multiplied by (ii) 2.99, with a maximum Purchase Price of Eight million, four hundred ten thousand U.S. Dollars ($8,410,000.00).

Additionally, GeoBio on July 14, 2010 announced its entry into a letter of intent to purchase Magna Energy Services (“Magna”), a New Mexico Limited Liability Company (LLC).  Magna is also chemical treatment and services company focused on oil and natural gas production improvement in the San Juan Basin shale play area of New Mexico.  The proposed purchase price is Three Million, Two Hundred Thousand U.S. Dollars ($3,200,000.00).  The form and terms of payment will be determined under a definitive stock purchase agreement, which the parties are currently negotiating.

GeoBio expects to complete the acquisitions of Collins, and H&M during September 2010, but not later than September 15, 2010, and Magna shortly thereafter, all subject to receipt of financing for the purchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2010	GEOBIO ENERGY, INC.
/s/ Lance Miyatovich
By:
Lance Miyatovich Chief Executive Officer